Exhibit 26 (g) i. a. 3.

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERALI USA LIFE REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

As of the effective date of each Agreement, the Amendment Effective Date, the Accelerated Death Benefit Rider (ABR) will be              in the Agreements.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-9-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-9-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-9-13
Peter G. Ferris
Vice President & Actuary

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ Nancy Pike	Date:	8/7/2013

Print name:	Nancy Pike

Title:	Asst Registrar

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David A Gates	Date:	8/7/2013

Print name:	David A Gates

Title:	SVP

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Exhibit

Effective Date of Agreement	Description	TAI Code	Generali Treaty Ref #

5/1/2001	VUL II/SL14